Exhibit 99.2

EXECUTION VERSION

Account Control Agreement

ACCOUNT OPTIONS: Account 203-21541, Tracinda Corporation – UBS AG, London Branch, as Secured Party

ACCOUNT TRADING PERMITTED?

(See Section 3 below)

YES  ☐    NO   ☒

ACCOUNT WITHDRAWALS PERMITTED?

(See Section 4 below)

YES  ☐    NO   ☒

(These “Account Options” section must be completed before any of the parties execute this Agreement)

This Account Control Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 13, 2016 among UBS AG, London Branch (the “Secured Party”), Tracinda Corporation (the “Pledgor”) and UBS Securities LLC (“UBSS”), as the securities intermediary.

WHEREAS, the Secured Party and the Pledgor have entered into a Confirmation for a Call Option Transaction dated as of June 13, 2016 (together with the documents incorporated therein or constituting or supplementing the Agreement referred to therein, and as amended, supplemented or modified from time to time, the “Confirm”), pursuant to which the Pledgor is required to pledge shares of common stock of MGM Resorts International (“Shares”) to the Secured Party;

WHEREAS, UBSS has established the above-referenced Pledgor account (the “Account”), which shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York (“UCC”));

WHEREAS, the Pledgor has granted the Secured Party a security interest in the Posted Collateral (as defined in the Confirm), which includes the Account and the Shares and all other cash, securities, securities entitlements, financial assets, investment property and other assets held in or credited to the Account from time to time, and the proceeds thereof; and

WHEREAS, the Secured Party, the Pledgor and UBSS are entering into this Agreement to provide for the control of the Account and the Posted Collateral by the Secured Party and to perfect the Secured Party’s security interest in the Account and the Posted Collateral;

NOW THEREFORE, the parties hereby agree as follows:

Section 1. The Account.

(a) The Secured Party and the Pledgor hereby intend that this Agreement establish “control” of the Account and the Posted Collateral by the Secured Party for purposes of perfecting the Secured Party’s security interest therein pursuant to Articles 8 and 9 of the UCC and UBSS hereby acknowledges that it has been advised of the Pledgor’s grant to the Secured Party of a security interest in the Account and the Posted Collateral. The Pledgor and the Secured Party hereby appoint UBSS to perform its duties as securities intermediary as hereinafter set forth. UBSS hereby accepts such appointment and agrees to establish and maintain the Account and to identify such Account on its books and records as pledged by the Pledgor to the

Secured Party. The parties agree that UBSS is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), and intend that all securities and other property now or hereafter credited by UBSS to the Account will be treated as “financial assets” under Article 8 of the UCC. UBSS makes no representations or warranties with respect to the creation or enforceability of any security interest in the Account or the assets held in the Account.

(b) All securities or other property underlying any financial assets credited to the Account shall be registered in the name of UBSS, indorsed to UBSS or in blank or credited to another securities account maintained in the name of UBSS, and in no case shall any financial asset credited to the Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to UBSS or in blank.

(c) The Pledgor, simultaneously with the execution and delivery of this Agreement, has caused the Shares to be deposited in the Account as Posted Collateral pursuant to the terms and conditions of the Confirm, which such Posted Collateral, together with any proceeds received by UBSS with respect to such Posted Collateral, shall be held by UBSS upon the terms and conditions hereinafter set forth. The Pledgor represents and warrants that it owns the securities and other property in the Account free and clear of all liens, claims, security interests and encumbrances (except those granted herein and in the Confirm).

(d) UBSS hereby represents and warrants to the Secured Party and the Pledgor that (i) the Account has been established in the name and with the account number recited above and (ii) except for the claims and interests of the Secured Party and the Pledgor in the Account, and except for any claim in favor of UBSS permitted under Section 2, UBSS does not know of any claim or interest in the Account. The parties agree and acknowledge that the title of the Account shall reflect that the Pledgor has granted the Secured Party a security interest in the Account.

Section 2. Priority of Lien.

UBSS hereby acknowledges the security interest granted to the Secured Party by the Pledgor. UBSS hereby confirms that the Account is a fully-paid account and that it will not advance any margin or other credit to the Pledgor with respect to the assets carried in the Account, except as indicated below. UBSS hereby subordinates all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any free credit balance in the Account, except for liens, encumbrances, claims and rights of setoff for the payment of UBSS customary fees and commissions pursuant to its agreement with the Pledgor. UBSS will not agree with any third party that UBSS will comply with entitlement orders or other directions concerning the Account originated by or on behalf of such third party without the prior written consent of the Secured Party and the Pledgor.

Section 3. Control; Trading in the Account; Investment Advisers.

(a) Subject to the terms of Section 3(b) below, UBSS will comply with entitlement orders originated by the Secured Party concerning the Account without further consent by the Pledgor. Unless “ACCOUNT TRADING PERMITTED?” at the top of this Agreement is marked “NO,” and except as otherwise provided in Section 4, UBSS also will comply with entitlement orders concerning the Account originated by the Pledgor or the Pledgor’s authorized representatives, including any investment adviser, which may be an affiliate of UBSS, that the Pledgor has authorized to exercise investment discretion with respect to the Account (an “Investment Adviser”), until such time as the Secured Party delivers a written notice to UBSS that the Secured Party is thereby exercising exclusive control over the Account (a “Notice of Exclusive Control”). Subject to the terms of Section 3(b) below, after UBSS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it, UBSS will cease complying with entitlement orders or other directions concerning the Account that are originated by the Pledgor or its representatives unless and until such time as UBSS receives a written notice from the Secured Party rescinding the Notice of Exclusive Control. If “ACCOUNT TRADING PERMITTED?” at the top of this Agreement is marked “NO,” UBSS will not, except as set forth in Section 4 below, comply with entitlement orders or other directions concerning the Account originated by the Pledgor or the Pledgor’s authorized representatives, including any Investment Adviser without the specific prior written consent of the Secured Party.

(b) The Secured Party agrees that UBSS may, in its sole and absolute discretion, require that the Secured Party provide an authorizing document, in form and substance acceptable to UBSS, identifying the individual(s) authorized by the Secured Party to provide UBSS with entitlement orders, a Notice of Exclusive Control or any other notice or direction concerning the Account (collectively, “Instructions”), and may in its sole and absolute discretion refuse to honor an Instruction pending receipt of such an authorizing document from the Secured Party in a form acceptable to UBSS. Notwithstanding the foregoing, UBSS shall have no obligation to confirm the identity or authority of any individual who purports to provide UBSS with an Instruction on behalf of the Secured Party, and the parties agree and acknowledge that UBSS may accept and follow any Instruction from any individual whom UBSS in good faith and without gross negligence believes to be authorized by the Secured Party to provide such Instruction and, subject to the fulfillment of said obligations of acting in good faith and without gross negligence, UBSS shall not be liable to any party for having honored or allowed any such Instruction. The Pledgor agrees that UBSS shall have no obligation to comply with entitlement orders or other directions originated by the Pledgor or its representatives (including any Investment Adviser).

Section 4. Withdrawals from the Account.

Unless “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” then notwithstanding the provisions of Section 3, UBSS will neither accept nor comply with any entitlement orders or other directions from the Pledgor or its authorized representatives substituting, withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to the Pledgor nor pay any free credit balance or other amount owing from UBSS to the Pledgor with respect to the Account without the specific prior written consent of the Secured Party; provided that UBSS will take any such action with respect to the Account or the financial assets upon a written instruction of the Secured Party. If “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” unless a Notice of Exclusive Control is in effect, UBSS shall have no responsibility whatsoever to limit, restrict or monitor any withdrawals of transfers of assets from the Account by the Pledgor or to otherwise notify the Secured Party of the depletion of Account assets, even if UBSS knows or believes that as the result of such withdrawals and/or transfers, the number of Shares in the Account is or will be less than is required by the Confirm.

Section 5. Account information.

Pledgor hereby acknowledges that UBSS will send to the Secured Party (at the address set for the below) copies of any activity reports for the Account sent to the Pledgor. In order to receive copies of such activity reports, the Secured Party must provide UBSS with a valid e-mail address and the Secured Party is responsible for notifying UBSS promptly when its email address changes.

Section 6. Limited Responsibility of UBSS.

Except to the extent that it permits trading or a withdrawal or payment in violation of Sections 3 or 4 or advances margin or other credit to the Pledgor in violation of Section 2, UBSS shall have no responsibility or liability to the Secured Party for making trades of financial assets held in the Account at the direction of the Pledgor or the Pledgor’s authorized representatives, including any Investment Adviser, or for complying with entitlement orders concerning the Account from the Pledgor, or the Pledgor’s authorized representatives, including any Investment Adviser. UBSS shall have no responsibility or liability to the Pledgor for complying with a Notice of Exclusive Control or complying with other Instructions concerning the Account originated by the Secured Party. UBSS shall have no responsibility or liability to the Pledgor or the Secured Party with respect to increases or decreases in the value of the Account or increases or decreases in the market value of any asset held therein. UBSS shall have no duty to investigate or make any determination as to whether the Secured Party is entitled or has been authorized to give any Notice of Exclusive Control or any other Instruction, as to whether the Secured Party has provided a copy thereof to any Investment Adviser, or as to whether a default exists under any agreement between the Pledgor and the Secured Party, and UBSS shall comply with a Notice of Exclusive Control or other Instruction even if it believes that no such default exists. This Agreement does not create any obligation or duty of UBSS other than those expressly set forth herein.

Section 7. Indemnification of UBSS.

The Pledgor hereby agrees to indemnify and hold harmless UBSS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable outside attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by UBSS’ breach of its obligations hereunder or gross negligence. The Secured Party hereby agrees to indemnify and hold harmless UBSS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred, against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with any Instruction originated by the Secured Party or any action taken or not taken in connection thereto, except to the extent caused by UBSS’ breach of its obligations hereunder.

Section 8. Conflicts; Instructions.

In the event of a conflict between the express terms of this Agreement and any other agreement between UBSS and the Pledgor, the terms of this Agreement will prevail. Regardless of any provision in any agreement relating to the law governing the Account, the parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the law of the State of New York. The Pledgor and the Secured Party agree and acknowledge that any Instruction given by the Secured Party in connection with the Account is deemed to be an Instruction of the Pledgor.

Section 9. Fees and Expenses.

The Pledgor agrees to pay to UBSS the fees as may be agreed upon from time to time. The Pledgor shall reimburse UBSS for all reasonable costs associated with transfers of Posted Collateral to UBSS and records kept in connection with this Agreement, subject to advance written notice to and approval by the Pledgor. The Pledgor shall also reimburse UBSS for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder, subject to advance written notice to and approval by the Pledgor.

Section 10. Termination.

Unless earlier terminated by UBSS pursuant to this section, the obligations of UBSS under Sections 2, 3, 4 and 5 shall continue in effect until the Secured Party has notified UBSS in writing that this Agreement is to be terminated or that the Secured Party’s security interest in the Account has terminated. Upon receipt of such notice, the obligations of UBSS under Sections 2, 3, 4 and 5 with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Secured Party shall have no further right to originate Instructions concerning the Account and any previous Notice of Exclusive Control delivered by the Secured Party shall be deemed to be of no further force and effect. UBSS reserves the right, unilaterally, to terminate this Agreement, such termination to be effective (30) days after written notice thereof is given to the Pledgor and the Secured Party; provided, however, that no such termination by UBSS shall be effective unless all of the financial assets and other property credited to the Account shall have first been transferred to a successor custodian acceptable to the Secured Party and the Pledgor, such acceptance not to be unreasonably withheld or delayed. Upon the termination of this Agreement, all of the obligations of UBSS to the Secured Party under this Agreement shall terminate and UBSS may follow instructions of the Pledgor with respect to the Account and the financial assets.

Section 11. Entire Agreement; Amendments; Authority to Execute.

This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof. No amendment, modification or (except as otherwise specified in Section 10) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 13), shall be binding on any party hereto unless it is in writing and is signed by each of UBSS, the Secured Party and the Pledgor, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought. Each individual executing this Agreement below on behalf of the Secured Party or the Pledgor represents and warrants that he/she is duly authorized to do so on behalf of such entity.

Section 12. Severability.

If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 13. Successors.

The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. The Pledgor may not assign this Agreement without the Secured Party’s prior written consent. UBSS may only assign its rights hereunder or any interest herein (i) with the prior written consent of the Secured Party and the Pledgor or (ii) to any affiliate of UBSS which is a U.S. registered broker-dealer of equal or better credit rating upon prior notice to the Pledgor and execution by such affiliate of its acceptance of the terms of this Agreement.

Section 14. Notices.

Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party: in the case of the Secured Party or the Pledgor, at the address set forth on the signature page hereto; and in the case of UBSS, to the following email address: ol-sesgnotifications@ubs.com. Any party may change its address for notices in the manner set forth above.

Section 15. Counterparts and Delivery.

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 16. Choice of Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the law of the State of New York and the State of New York is UBSS’s jurisdiction for purposes of Articles 8 and 9 of the UCC.

(b) ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY JUDGMENT ENTERED BY ANY COURT WITH RESPECT TO THIS AGREEMENT OR SUCH TRANSACTIONS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of June 13, 2016.

Secured Party: UBS AG, LONDON BRANCH		UBSS: UBS SECURITIES LLC

By:	/s/ Lee Frankenfield	By:	/s/ Michael O’Donovan
Name:	Lee Frankenfield	Name:	Michael O’Donovan
Title:	Managing Director	Title:	Managing Director

By:	/s/ Jack Macfarlane	By:	/s/ Jack Macfarlane
Name:	Jack Macfarlane	Name:	Jack Macfarlane
Title:	Director	Title:	Director
Address for Notices: ol-sesgnotifications@ubs.com; Loansagency@ubs.com; Judith.campbell@ubs.com; Lee.frankenfield@ubs.com; Ryan.namdar@ubs.com; and Will.ledger@ubs.com

[Signature Page to Tracinda Corporation Account Control Agreement]

AGREED TO AND ACCEPTED:

Pledgor: Tracinda Corporation

By:	/s/ Daniel Taylor
Name:	Daniel Taylor
Title:	Executive

Address for Notices: 6725 Via Austi Parkway, Suite 370 Las Vegas, NV 89119 Phone Number: (702) 978-6161

[Signature Page to Tracinda Corporation Account Control Agreement]